Exhibit 99.1
Media Contact: Stevi Wara
Diamond Resorts International®
Tel: 702.823.7069; Fax: 702.684.8705
media@diamondresorts.com

Diamond Resorts Corporation Announcing its Results for the Quarter Ended September 30, 2012

November 14, 2012, Las Vegas, NV – Diamond Resorts Corporation, together with Diamond Resorts Parent, LLC and its subsidiaries (“Diamond” or the “Corporation”), today announced results for the quarter ended September 30, 2012. “We remain pleased with the continued year over year improvement in our operating performance and continue to focus on the growth of our integrated hospitality platform,” said David F. Palmer, President and Chief Financial Officer.

Quarter Ended September 30, 2012 Financial Results

Adjusted EBITDA for Diamond Resorts Parent, LLC and restricted subsidiaries1 increased $9.1 million, or 30.8%, to $38.8 million for the quarter ended September 30, 2012 from $29.7 million for the quarter ended September 30, 2011.

After including the impact of the unrestricted subsidiaries, Adjusted EBITDA for the consolidated operations of Diamond, inclusive of a $5.0 million charge related to termination payments in connection with the Tempus Acquisition, increased $6.0 million, or 22.7% to $32.4 million for the quarter ended September 30, 2012 from $26.4 million for the quarter ended September 30, 2011.

Vacation Interest Sales Results for the Quarter Ended September 30, 2012

Vacation Interest sales for Diamond increased $29.4 million, or 48.8%, to $89.6 million for the quarter ended September 30, 2012 from $60.2 million for the quarter ended September 30, 2011. This increase in Vacation Interest sales revenue was generated by sales growth on a same-store basis and the revenue contribution from our PMR sales centers, which commenced operations in May 2012.  On a consolidated basis, we closed 7,647 Vacation Interest transactions and recorded a sales price of $12,414 per transaction for the quarter ended September 30, 2012, or 1,802 more transactions and $1,791 more per transaction as compared to the quarter ended September 30, 2011.

Diamond’s advertising, sales and marketing expense as a percentage of Vacation Interest sales was 55.3% for the quarter ended September 30, 2012 compared to 57.3% for the quarter ended September 30, 2011. The decrease of such costs as a percentage of Vacation Interest sales revenue was primarily due to improved absorption of fixed costs through increased sales efficiencies.

Management and Member Services Results for the Quarter Ended September 30, 2012

Revenue from management and member services for Diamond increased $4.0 million, or 15.4%, to $30.0 million for the quarter ended September 30, 2012 from $26.0 million for the quarter ended September 30, 2011. Management fees increased as a result of increases in operating costs at the resort level, which generated higher same-store management fee revenue under our cost-plus management agreements, and the addition of the managed properties from the Tempus Resorts Acquisition and the PMR Acquisition. In addition, we entered into a sales and marketing fee-for-service arrangement with a third-party resort operator, which began to generate commission and management fee revenue towards the end of third quarter of 2011.

Third Quarter 2012 Earnings Call

The company will hold a conference call on Thursday, November 15, 2012 at 4:00 p.m. EST to discuss these results. Participants may access the call by dialing (877) 880-9797 or (706) 902-0715 for international callers. The call in conference ID number is 69314525.

1 – Financial data for Diamond Resorts Parent, LLC and restricted subsidiaries excludes results of Diamond’s unrestricted subsidiaries. As of September 30, 2012 and December 31, 2011, the Unrestricted Subsidiaries were FLRX, Inc. and its subsidiaries, ILX Acquisition and its subsidiaries, Tempus Acquisition, LLC and its subsidiaries, and DPM Acquisition, LLC. and its subsidiaries. As of September 30, 2011, the Unrestricted Subsidiaries were FLRX, Inc. and its subsidiaries, ILX Acquisition and its subsidiaries, and Tempus Acquisition, LLC and its subsidiaries. For purposes of the Senior Secured Note Indenture, the financial position, results of operations, and statements of cash flow of Unrestricted Subsidiaries are excluded from the Company’s financial results to determine whether the Company is in compliance with the financial covenants governing the Senior Secured Notes. Accordingly, management believes that the following presentation is helpful to current and potential investors in the Senior Secured Notes as well as others.
Non-GAAP Financial Measures

Presentation of Certain Financial Metrics

We define Adjusted EBITDA as our income (loss) before provision (benefit) for income taxes, plus: (i) corporate interest expense; (ii) depreciation and amortization; (iii) Vacation Interest cost of sales; (iv) loss on extinguishment of debt; (v) impairments and other non-cash write-offs; (vi) loss on the disposal of assets; (vii) amortization of loan origination costs; and (viii) amortization of portfolio premium; less (ix) non-cash revenue outside the ordinary course of business; (x) gain on the disposal of assets; (xi) gain on bargain purchase from business combination; and (xii) amortization of portfolio discount. Adjusted EBITDA is a non-U.S. GAAP financial measure and should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with U.S. GAAP.
We believe Adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•
it and similar non-U.S. GAAP measures are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•
by comparing Adjusted EBITDA in different historical periods, we can evaluate our operating results without the additional variations of interest income (expense), income tax provision (benefit), depreciation and amortization expense and the Vacation Interest cost of sales expense; and

•
several of the financial covenants governing the Senior Secured Notes and 2008 Conduit Facility, including the limitation on our ability to incur additional indebtedness, are determined by reference to our EBITDA as defined in the Senior Secured Notes, which definition approximates Adjusted EBITDA as presented here.

Our management uses Adjusted EBITDA: (i) as a measure of our operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) to allocate resources to enhance the financial performance of our business; and (iv) to evaluate the effectiveness of our business strategies.
The following table presents a reconciliation of net (loss) income before provision (benefit) for income taxes to Adjusted EBITDA:

	Quarter Ended September 30,
	2012	2011
	($ in thousands)
(Loss) income before provision (benefit) for income taxes	$(11,305)	$36,955
Plus: Corporate interest expense(a)	20,254	16,453
Depreciation and amortization(b)	5,205	3,853
Vacation interest cost of sales(c)	16,778	1,854
Impairments and other non-cash write-offs(b)	401	693
Gain on the disposal of assets(b)	(122)	(76)
Adjustment (gain) on bargain purchase from business combinations(b)	115	(34,183)
Amortization of loan origination costs(b)	896	718
Amortization of portfolio premiums (discounts)(b)	174	138
Adjusted EBITDA - Consolidated(d)	$32,396	$26,405

Adjusted EBITDA—Diamond Resorts Parent, LLC and Restricted Subsidiaries(d)	$38,812	$29,667
Adjusted EBITDA—Unrestricted Subsidiaries(d)	756	(1,712)
Adjusted EBITDA—Intercompany elimination(d)	(7,172)	(1,550)
Adjusted EBITDA—Consolidated(d)	$32,396	$26,405

(a)	Excludes interest expense related to non-recourse indebtedness incurred by our special purpose vehicles that is secured by our VOI consumer loans.

(b)	These items represent non-cash charges/gains.

(c)
We record Vacation Interest cost of sales using the relative sales value method in accordance with ASC 978, which requires us to make significant estimates which are subject to significant uncertainty. In determining the appropriate amount of costs using the relative sales value method, we rely on complex, multi-year financial models that incorporate a variety of estimated inputs. These models are reviewed on a regular basis, and the relevant estimates used in the models are revised based upon historical results and management’s new estimates. Small changes in any of the numerous assumptions in the model can have a significant financial statement impact as ASC 978 requires a retroactive adjustment back to the time of the Sunterra Corporation acquisition in the current period. Much like depreciation or amortization, for us, Vacation Interest cost of sales is essentially a non-cash expense item.

(d)
For purposes of certain covenants governing the Senior Secured Notes, our financial performance, including Adjusted EBITDA, is measured with reference to us and our Restricted Subsidiaries, and the performance of Unrestricted Subsidiaries is not considered. Therefore, we believe that this presentation of Adjusted EBITDA provides helpful information to readers of this quarterly report.

We understand that, although measures similar to Adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, it has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or VOI inventory;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect cash requirements for income taxes;

•	Adjusted EBITDA does not reflect interest expense for our corporate indebtedness;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
Although Vacation Interest cost of sales is also a non-cash item, we may in the future be required to develop or acquire new resort properties to replenish VOI inventory, and Adjusted EBITDA does not reflect any cash requirements for these expenditures; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
To properly and prudently evaluate our business, we encourage you to review our U.S. GAAP financial statements included elsewhere in this quarterly report, and not to rely on any single financial measure to evaluate our business.

Results of Operations

See the following tables for the determination of the operating results of the Company:

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the quarters ended September 30, 2012 and 2011
(Unaudited)
(In thousands)

	Quarter Ended September 30, 2012				Quarter Ended September 30, 2011
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Revenues:
Vacation Interest sales	$83,957	$5,637	$—	$89,594	$57,537	$2,691	$—	$60,228
(Provision) adjustment for uncollectible Vacation Interest sales revenue	(6,639)	363	—	(6,276)	(4,417)	(99)	—	(4,516)
Vacation Interest, net	77,318	6,000	—	83,318	53,120	2,592	—	55,712
Management and member services	29,772	4,220	(3,993)	29,999	26,165	1,640	(1,813)	25,992
Consolidated resort operations	7,262	1,099	—	8,361	7,228	979	(606)	7,601
Interest	10,053	2,833	—	12,886	10,561	4,089	—	14,650
Other	9,034	10,178	(11,064)	8,148	4,311	2,287	(3,103)	3,495
Total revenues	133,439	24,330	(15,057)	142,712	101,385	11,587	(5,522)	107,450
Costs and Expenses:
Vacation Interest cost of sales	16,121	657	—	16,778	1,728	126	—	1,854
Advertising, sales and marketing	46,721	3,405	(572)	49,554	33,350	1,321	(183)	34,488
Vacation Interest carrying cost, net	6,518	2,498	(790)	8,226	3,600	731	(175)	4,156
Management and member services	9,837	2,432	(3,407)	8,862	6,184	2,816	(2,281)	6,719
Consolidated resort operations	6,183	1,131	—	7,314	5,658	962	—	6,620
Loan portfolio	2,316	1,204	(1,074)	2,446	1,955	562	(345)	2,172
Other operating	2,973	1,523	(2,042)	2,454	1,583	461	(1,021)	1,023
General and administrative	17,780	10,196	—	27,976	16,480	4,561	33	21,074
Depreciation and amortization	2,348	2,857	—	5,205	2,395	1,458	—	3,853
Interest	16,952	7,856	—	24,808	17,054	5,048	—	22,102
Impairments and other write-offs	401	—	—	401	681	12	—	693
(Gain) loss on disposal of assets	(122)	—	—	(122)	(232)	156	—	(76)
Adjustment to (gain) on bargain purchase from business combination	—	115	—	115	—	(34,183)	—	(34,183)
Total costs and expenses	128,028	33,874	(7,885)	154,017	90,436	(15,969)	(3,972)	70,495
Income (loss) before provision (benefit) for income taxes	5,411	(9,544)	(7,172)	(11,305)	10,949	27,556	(1,550)	36,955
Provision (benefit) for income taxes	450	(110)	—	340	(499)	(147)	—	(646)
Net income (loss)	$4,961	$(9,434)	$(7,172)	$(11,645)	$11,448	$27,703	$(1,550)	$37,601

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2012 and December 31, 2011
(Unaudited)
(In thousands)

	September 30, 2012 (Unaudited)				December 31, 2011 (Unaudited)
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
ASSETS
Cash and cash equivalents	$17,798	$449	$—	$18,247	$19,648	$249	$—	$19,897
Cash in escrow and restricted cash	37,929	838	—	38,767	33,370	618	—	33,988
Mortgages and contracts receivable, net of allowance of $55,551, $25,229, $0 $80,780, $50,519, $33,579, $0 and $84,098, respectively	251,114	47,339	(4)	298,449	227,835	55,473	(6)	283,302
Due from related parties, net	25,721	4,051	(16,555)	13,217	33,686	2,399	(7,820)	28,265
Other receivables, net	17,915	6,793	—	24,708	32,579	2,455	19	35,053
Income tax receivable	1,902	—	—	1,902	629	—	—	629
Prepaid expenses and other assets, net	63,291	9,791	(1,125)	71,957	45,402	9,221	(1,146)	53,477
Unsold Vacation Interests, net	267,429	78,600	(15,941)	330,088	225,375	34,634	(3,204)	256,805
Property and equipment, net	32,488	22,253	—	54,741	25,943	22,234	—	48,177
Assets held for sale	4,058	154	—	4,212	5,517	—	—	5,517
Intangible assets, net	31,729	74,230	—	105,959	34,050	34,059	—	68,109
Total assets	$751,374	$244,498	$(33,625)	$962,247	$684,034	$161,342	$(12,157)	$833,219

LIABILITIES AND MEMBER CAPITAL (DEFICIT)
Accounts payable	13,088	1,733	—	14,821	11,662	691	—	12,353
Due to related parties, net	64,742	57,721	(24,022)	98,441	28,684	42,261	(15,423)	55,522
Accrued liabilities	70,289	11,621	(1,129)	80,781	68,316	3,153	(1,143)	70,326
Income taxes payable	2,856	—	—	2,856	3,491	—	—	3,491
Deferred revenues	61,043	1,308	—	62,351	70,743	31	—	70,774
Senior secured notes, net of original issue discount of $8,757, $0, $0, $8,757, $9,454, $0, $0 and $9,454, respectively	416,243	—	—	416,243	415,546	—	—	415,546
Securitization notes and Funding Facilities, net of original issue discount of $833, $0, $0, $833, $1,054, $0, $0 and $1,054, respectively	202,445	49,239	—	251,684	188,165	62,730	—	250,895
Notes payable	3,143	122,172	—	125,315	1,871	69,643	—	71,514
Total liabilities	833,849	243,794	(25,151)	1,052,492	788,478	178,509	(16,566)	950,421

Member capital (deficit)	152,212	9,675	(9,675)	152,212	152,247	9,675	(9,675)	152,247
(Accumulated deficit) retained earnings	(217,933)	(8,467)	714	(225,686)	(238,345)	(26,140)	13,408	(251,077)
Accumulated other comprehensive (loss) income	(16,754)	(504)	487	(16,771)	(18,346)	(702)	676	(18,372)
Total member (deficit) capital	(82,475)	704	(8,474)	(90,245)	(104,444)	(17,167)	4,409	(117,202)
Total liabilities and member capital (deficit)	$751,374	$244,498	$(33,625)	$962,247	$684,034	$161,342	$(12,157)	$833,219

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2012 and 2011
(Unaudited)
(In thousands)

	Nine months ended
	September 30, 2012	September 30, 2011
Operating activities:
Net income	$25,391	$33,421
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for uncollectible Vacation Interest sales revenue	16,093	11,259
Amortization of capitalized financing costs and original issue discounts	4,742	4,744
Amortization of capitalized loan origination costs and portfolio discount	1,670	2,001
Depreciation and amortization	13,379	10,165
Impairments and other write-offs	390	1,016
Gain on disposal of assets	(218)	(448)
Gain on bargain purchase from business combination, net of tax	(22,634)	(34,183)
Deferred income taxes	(13,612)	—
(Gain) loss on foreign currency exchange	(98)	13
Gain on mortgage repurchase	(26)	(158)
Unrealized gain on derivative instruments	—	(79)
Gain on insurance settlement	—	(3,535)
Changes in operating assets and liabilities excluding acquisitions:
Mortgages and contracts receivable	(31,121)	3,723
Due from related parties, net	18,308	(4,557)
Other receivables, net	13,380	16,274
Prepaid expenses and other assets, net	(18,672)	(14,204)
Unsold Vacation Interests, net	(34,274)	(30,829)
Accounts payable	2,312	3,160
Due to related parties, net	48,796	36,072
Accrued liabilities	12,441	(10,629)
Income taxes receivable and payable	(2,046)	(889)
Deferred revenues	(8,862)	(24,754)
Net cash provided by (used in) operating activities	25,339	(2,417)

Investing activities:
Property and equipment capital expenditures	(11,273)	(5,124)
Purchase of assets in connection with the Tempus Resorts Acquisition, net of $0 and $2,515 cash acquired	—	(102,398)
Disbursement of Tempus Acquisition note receivable	—	(3,493)
Purchase of assets in connection with the PMR Acquisition, net of $0 and $0 cash acquired	(51,635)	—
Proceeds from sale of assets	497	1,949
Net cash used in investing activities	(62,411)	(109,066)

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS —Continued
For the nine months ended September 30, 2012 and 2011
(Unaudited)
(In thousands)

	Nine months ended
	September 30, 2012	September 30, 2011
Financing activities:
Changes in cash in escrow and restricted cash	$(4,753)	$543
Proceeds from issuance of securitization notes and funding facilities	82,864	181,164
Proceeds from issuance of notes payable	65,262	44,678
Payments on securitization notes and funding facilities	(82,295)	(105,250)
Payments on notes payable	(23,345)	(13,658)
Payments of debt issuance costs	(2,594)	(4,415)
Proceeds from issuance of common and preferred units	—	146,651
Repurchase of a portion of outstanding warrants	—	(16,598)
Repurchase of a portion of outstanding common units		(16,352)
Repurchase of redeemable preferred units		(108,701)
Payments of costs related to issuance of common and preferred units	(35)	(4,585)
Net cash provided by financing activities	35,104	103,477
Net decrease in cash and cash equivalents	(1,968)	(8,006)
Effect of changes in exchange rates on cash and cash equivalents	318	61
Cash and cash equivalents, beginning of period	19,897	27,329
Cash and cash equivalents, end of period	$18,247	$19,384

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$72,099	$67,222
Cash paid for taxes, net of tax refunds	$2,337	$684

Purchase of assets in connection with the PMR Acquisition and the Tempus Resorts Acquisition, respectively:
Fair value of assets acquired	$89,760	$146,974
Gain on bargain purchase recognized	(22,765)	(34,183)
Cash paid	(51,635)	(104,915)
Deferred tax liability	(13,612)	—
Liabilities assumed	$1,748	$7,876

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Priority returns and redemption premiums on preferred units	$—	$8,412
Insurance premiums financed through issuance of note payable	$7,573	$6,141
Assets held for sale reclassified to unsold Vacation Interests	$1,353	$2,994
Assets held for sale reclassified to other intangibles	$192	$—

About Diamond Resorts Corporation
Diamond Resorts Corporation and its subsidiaries develop, own, operate and manage vacation ownership resorts and, through resort and partner affiliation agreements, provide owners and members with access to 74 managed resorts and 164 affiliated resorts and four cruise itineraries through THE Club® at Diamond Resorts International®. To learn more, visit DiamondResorts.com.